Exhibit 1.01

TechnipFMC plc

Conflict Minerals Report
for the Year Ended December 31, 2020

1.Background

The U.S. Congress passed the Conflict Minerals Rule (the “Rule”) in 2010 under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule seeks to address the trade of minerals originating from Covered Countries that finances conflict characterized by gross human rights abuses, such as child labor, sexual violence and exploitation, and extreme levels of violence.

2.Company Overview and Applicability of Rule 13p-1

TechnipFMC is a public limited company incorporated and organized under the laws of England and Wales, with registered number 09909709, and with registered office at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom. The Company has operational headquarters in Houston, Texas, United States.

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services. With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

In 2020 and prior to our spin-off of our Technip Energies segment (the “Spin-off”), we operated in three business segments: Subsea, Technip Energies, and Surface Technologies. As such, this Form SD and CMR report on our three segments prior to the Spin-off. Subsequent to the Spin-off, we now operate across two business segments: Subsea and Surface Technologies. Through these two segments we advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership, and digital innovation.

We have a unique and comprehensive set of capabilities to serve the oil and gas industry. With our proprietary technologies and production systems, integration expertise, and comprehensive solutions, we are transforming our clients’ project economics. We are also committed to the energy transition, including by delivering renewable energy infrastructure and sustainable energy solutions today.

After evaluating our product lines, we have determined that certain products that we manufacture or contract to manufacture contain 3TG and that such 3TG are necessary to the functionality or production of such product(s). These products include, but are not limited to, subsea production and processing systems, surface wellhead production systems, high pressure fluid control equipment, measurement solutions, marine loading systems, remotely operating vehicle systems, manipulator systems, subsea control systems, fracturing flowback services, and umbilical systems for the energy industry.

3.Reasonable Country of Origin Inquiry

TechnipFMC is a global company with a complex and multi-tiered supply chain. Because of this complexity, we rely on those suppliers that deliver directly to TechnipFMC (the “Tier 1 Suppliers”) to provide input regarding the source of conflict minerals in both the raw materials and parts that we purchase to use in the manufacture of our products. We expect those Tier 1 Suppliers to implement policies and procedures comparable to ours in order to obtain thorough and accurate chain of custody information to inform this reporting.

With the assistance of the third-party vendor Source Intelligence (“SI”), TechnipFMC filters its product offerings to identify those offerings that are in-scope for the purposes of regulatory reporting, and then conducts an RCOI to establish a list of Tier 1 Suppliers that are in-scope for regulatory reporting purposes based on TechnipFMC’s influence over the manufacturing process and potential use of 3TG.

We then collect information from those suppliers regarding the presence and sourcing of 3TG used in the products and components they supplied to TechnipFMC.

The RCOI process is further detailed in Appendix “I” to this CMR.

Based on our RCOI inquiry, we believe that certain of our products may contain 3TG that originated in the Covered Countries and were not from recycled or scrap sources. As such, we then proceeded to exercise due diligence on the source and chain of custody of such 3TG.

4.Due Diligence

For those supply chains with 3TG smelters or refiners (the “SOR”) that are known or thought to be sourcing from Covered Countries, additional investigation is needed to determine the source and chain-of-custody of the regulated metals.1

Source Intelligence has become an official vendor member of the Responsible Minerals Initiative (“RMI”) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. This membership provides Source Intelligence access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, RMI Stakeholders Call, and RMI Plenary.

If the SOR is not certified by these internationally-recognized schemes, Source Intelligence attempts to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SOR takes to track the chain-of-custody on the source of its mineral ores. Relevant information to review includes whether the SOR has any of the following: a documented, effective, and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts are made by SI to the SOR to gather information on mine country of origin and sourcing practices.
1 Source Intelligence relies on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification.

TechnipFMC’s due diligence measures can only provide a reasonable, and not absolute, assurance regarding the source and custody of conflict minerals. Our due diligence process is based on the necessity to obtain information from our Tier 1 Suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. Such sources of information may yield inaccurate or incomplete information, may not respond, and some may be subject to fraud. However, we have taken measures to verify responses and minimize these limitations but cannot guarantee the accuracy of the responses provided.

Appendix “II” to this CMR lists, as of April 13, 2021, the Company’s SORs with indications of certification status.

5.Risk Mitigation for Future Due Diligence

In moving to improve our due diligence and further mitigate the risk of benefiting armed groups, we have taken as of December 31, 2020, or intend to take, the following steps:

•Implement updates and improvements to the Company’s conflict minerals policies and procedures;

•Communicate the Company’s conflict minerals expectations and requirements to our key suppliers, particularly as it relates to transparency and responsible mineral sourcing;

•Take steps to motivate our suppliers to respond to our RCOI process by conducting an internal information campaign and implementing improved corrective action plans for non-responsive suppliers; and

•Provide assistance and education to suppliers regarding the Rule.

APPENDIX “I”

TechnipFMC provided Source Intelligence with at least one method of contact for each Tier 1 Supplier designated as in-scope (e.g., email address, telephone number, facsimile number, or mailing address). Email was the preferred method of communication.

The RCOI began with an introductory email from TechnipFMC to suppliers describing the Conflict Minerals Compliance Program (the “CMCP”) requirements and identifying Source Intelligence as a partner in the process. Following that introduction email, Source Intelligence sent a subsequent email to suppliers containing a registration and survey request link for the on-line data collection platform.

Subsequent engagement followed these steps:

•Following the initial introductions to the CMCP and information request, up to three reminder emails were sent to each non-responsive supplier requesting survey completion.

•Suppliers who remained non-responsive to these email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, further information about the CMCP, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information needed could be provided.

Deadline for Responses

In recognition that the information requested is time consuming to collect and aggregate, suppliers were given a firm deadline of April 1, 2021 to provide information about the metal processors present in their supply chains for the 2020 reporting year.

Information Requested

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying SORs and associated mine countries of origin. Suppliers who had already performed an RCOI through the use of the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template, version 4.0 or higher (the “CMRT”), were asked to upload this document into the Source Intelligence system or to provide this information in the online survey version.

Where a supplier was unable to provide a CMRT, Source Intelligence requested information on its suppliers of products or components that may require 3TG for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email or phone in order to build a chain-of-custody back to the 3TG SOR. Every effort was made to address and meet the concerns of suppliers regarding their need to maintain the confidentiality of their data. In order to address this concern, Source Intelligence executed non-disclosure agreements with TechnipFMC suppliers when requested.

TechnipFMC chose to give their suppliers the ability to share information at a level with which they were most comfortable, (i.e., company, product, or user-defined, but the declaration scope had to be specified). Suppliers were requested to provide an electronic signature before submitting their data to

TechnipFMC to verify that all responses submitted were accurate to the best of the supplier’s knowledge.

Quality Assurance

Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following quality control flags were raised, suppliers were automatically contacted by the Source Intelligence platform on a bi-weekly basis up to three times:

•One or more SORs were listed for an unused metal;

•SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;

•Supplier answered “yes” to sourcing from the Covered Countries, but none of the SORs listed were known to source from the region;

•Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;

•Supplier indicated they have not provided all applicable SOR information received; and/or

•Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

APPENDIX “II”

Metal	Official Smelter Name	Country of Origin	Certified Smelter
Gold	African Gold Refinery	No known country of origin.	NO
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	DRC- Congo (Kinshasa)	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Zambia	YES
Gold	Asaka Riken Co., Ltd.	Burundi	YES
Gold	Asaka Riken Co., Ltd.	Rwanda	YES
Gold	CCR Refinery - Glencore Canada Corporation	DRC- Congo (Kinshasa)	YES
Gold	CCR Refinery - Glencore Canada Corporation	Zambia	YES
Gold	Jiangxi Copper Co., Ltd.	Rwanda	YES
Gold	Mitsubishi Materials Corporation	Congo (Brazzaville)	YES
Gold	Nihon Material Co., Ltd.	DRC- Congo (Kinshasa)	YES
Gold	Nihon Material Co., Ltd.	Rwanda	YES
Gold	Prioksky Plant of Non-Ferrous Metals	Rwanda	YES
Gold	Rand Refinery (Pty) Ltd.	DRC- Congo (Kinshasa)	YES
Gold	Rand Refinery (Pty) Ltd.	Tanzania	YES
Gold	Samduck Precious Metals	Rwanda	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	F&X Electro-Materials Ltd.	Angola	YES
Tantalum	F&X Electro-Materials Ltd.	Burundi	YES
Tantalum	F&X Electro-Materials Ltd.	Central African Republic	YES
Tantalum	F&X Electro-Materials Ltd.	Congo (Brazzaville)	YES
Tantalum	F&X Electro-Materials Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	F&X Electro-Materials Ltd.	Rwanda	YES
Tantalum	F&X Electro-Materials Ltd.	South Sudan	YES
Tantalum	F&X Electro-Materials Ltd.	Tanzania	YES
Tantalum	F&X Electro-Materials Ltd.	Uganda	YES
Tantalum	F&X Electro-Materials Ltd.	Zambia	YES
Tantalum	Global Advanced Metals Aizu	Angola	YES
Tantalum	Global Advanced Metals Aizu	Burundi	YES

Tantalum	Global Advanced Metals Aizu	Central African Republic	YES
Tantalum	Global Advanced Metals Aizu	Congo (Brazzaville)	YES
Tantalum	Global Advanced Metals Aizu	DRC- Congo (Kinshasa)	YES
Tantalum	Global Advanced Metals Aizu	Rwanda	YES
Tantalum	Global Advanced Metals Aizu	South Sudan	YES
Tantalum	Global Advanced Metals Aizu	Tanzania	YES
Tantalum	Global Advanced Metals Aizu	Uganda	YES
Tantalum	Global Advanced Metals Aizu	Zambia	YES
Tantalum	Global Advanced Metals Boyertown	Angola	YES
Tantalum	Global Advanced Metals Boyertown	Burundi	YES
Tantalum	Global Advanced Metals Boyertown	Central African Republic	YES
Tantalum	Global Advanced Metals Boyertown	Congo (Brazzaville)	YES
Tantalum	Global Advanced Metals Boyertown	DRC- Congo (Kinshasa)	YES
Tantalum	Global Advanced Metals Boyertown	Rwanda	YES
Tantalum	Global Advanced Metals Boyertown	South Sudan	YES
Tantalum	Global Advanced Metals Boyertown	Tanzania	YES
Tantalum	Global Advanced Metals Boyertown	Uganda	YES
Tantalum	Global Advanced Metals Boyertown	Zambia	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Angola	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Burundi	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Central African Republic	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Congo (Brazzaville)	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Rwanda	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	South Sudan	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Tanzania	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Uganda	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Zambia	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Rwanda	YES
Tantalum	H.C. Starck Hermsdorf GmbH	Burundi	YES

Tantalum	H.C. Starck Hermsdorf GmbH	DRC- Congo (Kinshasa)	YES
Tantalum	H.C. Starck Hermsdorf GmbH	Rwanda	YES
Tantalum	H.C. Starck Inc.	Burundi	YES
Tantalum	H.C. Starck Inc.	Congo (Brazzaville)	YES
Tantalum	H.C. Starck Inc.	Rwanda	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Angola	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Burundi	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Central African Republic	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Congo (Brazzaville)	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Rwanda	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	South Sudan	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tanzania	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Uganda	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Zambia	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Angola	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Burundi	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Central African Republic	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Congo (Brazzaville)	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Rwanda	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	South Sudan	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Tanzania	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Uganda	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Zambia	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	KEMET Blue Metals	Angola	YES
Tantalum	KEMET Blue Metals	Burundi	YES
Tantalum	KEMET Blue Metals	Central African Republic	YES
Tantalum	KEMET Blue Metals	Congo (Brazzaville)	YES

Tantalum	KEMET Blue Metals	DRC- Congo (Kinshasa)	YES
Tantalum	KEMET Blue Metals	Rwanda	YES
Tantalum	KEMET Blue Metals	South Sudan	YES
Tantalum	KEMET Blue Metals	Tanzania	YES
Tantalum	KEMET Blue Metals	Uganda	YES
Tantalum	KEMET Blue Metals	Zambia	YES
Tantalum	LSM Brasil S.A.	DRC- Congo (Kinshasa)	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Angola	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Burundi	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Central African Republic	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Congo (Brazzaville)	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Rwanda	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	South Sudan	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Tanzania	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Uganda	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Zambia	YES
Tantalum	Taki Chemical Co., Ltd.	Angola	YES
Tantalum	Taki Chemical Co., Ltd.	Burundi	YES
Tantalum	Taki Chemical Co., Ltd.	Central African Republic	YES
Tantalum	Taki Chemical Co., Ltd.	Congo (Brazzaville)	YES
Tantalum	Taki Chemical Co., Ltd.	Rwanda	YES
Tantalum	Taki Chemical Co., Ltd.	South Sudan	YES
Tantalum	Taki Chemical Co., Ltd.	Tanzania	YES
Tantalum	Taki Chemical Co., Ltd.	Uganda	YES
Tantalum	Taki Chemical Co., Ltd.	Zambia	YES
Tantalum	TANIOBIS Co., Ltd.	Angola	YES
Tantalum	TANIOBIS Co., Ltd.	Burundi	YES
Tantalum	TANIOBIS Co., Ltd.	Central African Republic	YES
Tantalum	TANIOBIS Co., Ltd.	Congo (Brazzaville)	YES
Tantalum	TANIOBIS Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	TANIOBIS Co., Ltd.	Rwanda	YES

Tantalum	TANIOBIS Co., Ltd.	South Sudan	YES
Tantalum	TANIOBIS Co., Ltd.	Tanzania	YES
Tantalum	TANIOBIS Co., Ltd.	Uganda	YES
Tantalum	TANIOBIS Co., Ltd.	Zambia	YES
Tantalum	TANIOBIS GmbH	Angola	YES
Tantalum	TANIOBIS GmbH	Burundi	YES
Tantalum	TANIOBIS GmbH	Central African Republic	YES
Tantalum	TANIOBIS GmbH	Congo (Brazzaville)	YES
Tantalum	TANIOBIS GmbH	DRC- Congo (Kinshasa)	YES
Tantalum	TANIOBIS GmbH	Rwanda	YES
Tantalum	TANIOBIS GmbH	South Sudan	YES
Tantalum	TANIOBIS GmbH	Tanzania	YES
Tantalum	TANIOBIS GmbH	Uganda	YES
Tantalum	TANIOBIS GmbH	Zambia	YES
Tantalum	TANIOBIS Japan Co., Ltd.	Rwanda	YES
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Burundi	YES
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Congo (Brazzaville)	YES
Tantalum	TANIOBIS Smelting GmbH & Co. KG	DRC- Congo (Kinshasa)	YES
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Rwanda	YES
Tantalum	Ulba Metallurgical Plant JSC	Angola	YES
Tantalum	Ulba Metallurgical Plant JSC	Burundi	YES
Tantalum	Ulba Metallurgical Plant JSC	Central African Republic	YES
Tantalum	Ulba Metallurgical Plant JSC	Congo (Brazzaville)	YES
Tantalum	Ulba Metallurgical Plant JSC	DRC- Congo (Kinshasa)	YES
Tantalum	Ulba Metallurgical Plant JSC	Rwanda	YES
Tantalum	Ulba Metallurgical Plant JSC	South Sudan	YES
Tantalum	Ulba Metallurgical Plant JSC	Tanzania	YES
Tantalum	Ulba Metallurgical Plant JSC	Uganda	YES
Tantalum	Ulba Metallurgical Plant JSC	Zambia	YES
Tin	CV Venus Inti Perkasa	Congo (Brazzaville)	NO
Tin	EM Vinto	Congo (Brazzaville)	YES
Tin	EM Vinto	DRC- Congo (Kinshasa)	YES

Tin	Luna Smelter, Ltd.	No known country of origin.	YES
Tin	Magnu's Minerais Metais e Ligas Ltda.	DRC- Congo (Kinshasa)	YES
Tin	Malaysia Smelting Corporation (MSC)	Angola	YES
Tin	Malaysia Smelting Corporation (MSC)	Burundi	YES
Tin	Malaysia Smelting Corporation (MSC)	Central African Republic	YES
Tin	Malaysia Smelting Corporation (MSC)	Congo (Brazzaville)	YES
Tin	Malaysia Smelting Corporation (MSC)	DRC- Congo (Kinshasa)	YES
Tin	Malaysia Smelting Corporation (MSC)	South Sudan	YES
Tin	Malaysia Smelting Corporation (MSC)	Tanzania	YES
Tin	Malaysia Smelting Corporation (MSC)	Uganda	YES
Tin	Malaysia Smelting Corporation (MSC)	Zambia	YES
Tin	Metallo Belgium N.V.	DRC- Congo (Kinshasa)	YES
Tin	Operaciones Metalurgicas S.A.	DRC- Congo (Kinshasa)	YES
Tin	PT Bukit Timah	DRC- Congo (Kinshasa)	NO
Tin	PT Stanindo Inti Perkasa	DRC- Congo (Kinshasa)	YES
Tin	PT Timah Nusantara	Burundi	NO
Tin	PT Timah Nusantara	Congo (Brazzaville)	NO
Tin	PT Timah Nusantara	DRC- Congo (Kinshasa)	NO
Tin	PT Timah Nusantara	Rwanda	NO
Tin	PT Tinindo Inter Nusa	DRC- Congo (Kinshasa)	YES
Tin	PT Tinindo Inter Nusa	Rwanda	YES
Tin	Thaisarco	Angola	YES
Tin	Thaisarco	Burundi	YES
Tin	Thaisarco	Central African Republic	YES
Tin	Thaisarco	Congo (Brazzaville)	YES
Tin	Thaisarco	DRC- Congo (Kinshasa)	YES
Tin	Thaisarco	Rwanda	YES

Tin	Thaisarco	South Sudan	YES
Tin	Thaisarco	Tanzania	YES
Tin	Thaisarco	Uganda	YES
Tin	Thaisarco	Zambia	YES
Tin	VQB Mineral and Trading Group JSC	DRC- Congo (Kinshasa)	NO
Tungsten	A.L.M.T. TUNGSTEN Corp.	Burundi	YES
Tungsten	A.L.M.T. TUNGSTEN Corp.	DRC- Congo (Kinshasa)	YES
Tungsten	A.L.M.T. TUNGSTEN Corp.	Rwanda	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Angola	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Burundi	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Central African Republic	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Congo (Brazzaville)	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Rwanda	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	South Sudan	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Tanzania	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Uganda	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Zambia	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Rwanda	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tungsten	H.C. Starck Tungsten GmbH	Rwanda	YES
Tungsten	Hydrometallurg, JSC	DRC- Congo (Kinshasa)	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Burundi	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Rwanda	YES
Tungsten	Xiamen Tungsten Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tungsten	Xiamen Tungsten Co., Ltd.	Rwanda	YES